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EXHIBIT 10.1

                                     FORM OF
                     INCENTIVE STOCK OPTION AWARD AGREEMENT
                          OTTAWA SAVINGS BANCORP, INC.
                           2006 EQUITY INCENTIVE PLAN

This Award Agreement ("Agreement") is provided to ________________ (the "Participant") by Ottawa Savings Bancorp, Inc. (the "Company") as of __________, 2006 (the "Grant Date"), the date the Compensation Committee of the Board of Directors (the "Committee") granted the Participant the right and option to purchase Shares pursuant to the Ottawa Savings Bancorp, Inc. 2006 Equity Incentive Plan (the "Plan"), subject to the terms and conditions of the Plan and this Agreement:

         1.       OPTION GRANT:                      You have been granted an INCENTIVE STOCK OPTION
                                                     (referred to in this Agreement as your "Option").
         2.       NUMBER OF SHARES
                  SUBJECT TO YOUR OPTION:            ________  Shares  (subject to  adjustment  as may be
                                                     necessary pursuant to the terms of the Plan).

         3.       GRANT DATE:                        ______________, 2006

         4.       EXERCISE PRICE:                    You may purchase  Shares  covered by your Option at a
                                                     price of $_______ PER SHARE.

         Unless vested sooner pursuant to Section 2 of the attached Terms and Conditions or otherwise in the discretion of the Committee, the Option will vest (become exercisable) according to the following schedule:

      Continuous Status              Percentage of
      as a Participant              Option Vested/           Number of Shares
      after Grant Date             Number of Shares       Available for Exercise      Vesting Date
      ----------------             ----------------       ----------------------      ------------
      Less than 1 year                    0%                    [     ]                 -------

           1 year                        20%                    [     ]               __________, 2007
           2 years                       40%                    [     ]               __________, 2008
           3 years                       60%                    [     ]               __________, 2009
           4 years                       80%                    [     ]               __________, 2010
           5 years                      100%                    [     ]               __________, 2011

         IN WITNESS WHEREOF, Ottawa Savings Bancorp, Inc., acting by and through the Committee, has caused this Agreement to be executed.

                                            OTTAWA SAVINGS BANCORP, INC.



ACCEPTED BY PARTICIPANT:                    By: ________________________________
                                                On behalf of the Committee

___________________________
[insert Participant's name]

___________________________
Date


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TERMS AND CONDITIONS

1. GRANT OF OPTION. The Grant Date, Exercise Price and number of Shares subject to your Option are stated on page 1 of this Agreement. Capitalized terms used in this Agreement and not otherwise defined have the same meanings assigned to such terms by the Plan. The Company intends this grant to qualify as an Incentive Stock Option.

2. VESTING OF OPTIONS. The Option will vest (become exercisable) according to the schedule shown on page 1 of this Agreement. Notwithstanding the vesting schedule on page 1, however, the Option will also vest and become exercisable:

         (a) Upon your death or Disability during your Continuous Status as a Participant; or

         (b)      Upon a Change in Control.

3. TERM OF OPTIONS AND LIMITATIONS ON RIGHT TO EXERCISE. The Option term will be for a period of ten (10) years, expiring at 5:00 p.m., Central Time, on the tenth anniversary of the Grant Date (the "Expiration Date"). To the extent not previously exercised, the vested Options will lapse prior to the Expiration Date upon the earliest to occur of the following:

         (a) Three (3) months after termination of your Continuous Status as a Participant for any reason other than death or Disability;

         (b) Twelve (12) months after termination of your Continuous Status as a Participant by reason of Disability;

         (c) Twelve (12) months after the date of your death, if you die while employed, or during the three-month period described in subsection (a) above or during the twelve-month period described in subsection (b) above and before the Options otherwise lapse. Upon your death, a beneficiary designated pursuant to the Plan may exercise the Options; or

         (d) At the end of the remaining original term of the Option, if your employment is involuntarily or constructively terminated within twelve (12) months of a Change in Control. Please note that Options exercised more than three (3) months after your termination of employment will be treated as Non-Statutory Stock Options for tax purposes.

         Prior to the lapse of the Options under the circumstances described in paragraphs (a), (b), (c) or (d) above, the Committee may extend the time to exercise the Options as determined in writing. If you return to employment with the Company during the designated post-termination exercise period, you will be restored to the status held prior to termination but no vesting credit will be earned for any period you were not in Continuous Status as a Participant. If you or your beneficiary exercises an Option after termination of service, the Option may be exercised only with respect to the Shares that were otherwise vested on the date of your termination of service.


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4.       EXERCISE OF OPTION. You may exercise your Option by providing:

         (a) a written notice of intent to exercise to ___________ in the Human Resources Department at the address and in the form specified by the Company from time to time; and

         (b) payment to the Company in full for the Shares subject to such exercise (unless the exercise is a cashless exercise). Payment for the Shares may be made in cash, Company common stock ("stock swap"), a combination of cash and Company common stock or a "cashless exercise" (if permitted by the Committee).

5. BENEFICIARY DESIGNATION. You may designate a beneficiary to exercise your rights under the Plan and receive any distribution with respect to the Option upon your death. Your beneficiary and any legal representative or other person claiming rights under the Plan is subject to all terms and conditions of this Agreement and the Plan, and to any additional restrictions deemed necessary or appropriate by the Committee. If you do not designate a beneficiary or none survives you, the legal representative of your estate may exercise the Option. You may change or revoke a beneficiary designation at any time by filing the change or revocation with the Company.

6.       TAXES/WITHHOLDING.

         (a)   EXERCISE OF INCENTIVE
               STOCK OPTION:
                                            Generally, there are no regular
                                            federal or state income or
                                            employment tax liabilities upon the
                                            exercise of an Incentive Stock
                                            Option (SEE "INCENTIVE STOCK OPTION
                                            HOLDING PERIOD" BELOW), although the
                                            excess, if any, of the Fair Market
                                            Value of the shares of Common Stock
                                            on the date of exercise over the
                                            Option Price will be treated as
                                            income for alternative minimum tax
                                            ("AMT") purposes and may subject you
                                            to AMT in the year of exercise.
                                            Please check with your tax advisor.

         (b)    DISQUALIFYING DISPOSITION:

                                            In the event of a disqualifying
                                            disposition (described below), you
                                            may be required to pay the Company
                                            or its Affiliates (based on the
                                            federal and state regulations in
                                            place at the time of exercise) an
                                            amount sufficient to satisfy all
                                            federal, state and local tax
                                            withholding.

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         (c)    INCENTIVE STOCK OPTION HOLDING PERIOD:

                                            In order to receive Incentive Stock
                                            Option tax treatment as described
                                            above, you may not dispose of shares
                                            acquired under an Incentive Stock
                                            Option for (i) two (2) years from
                                            the Grant Date and (ii) one (1) year
                                            from the date you exercise the
                                            Option.

7. LIMITATION OF RIGHTS. This Option does not provide you or your beneficiary with any shareholder rights unless and until you or your beneficiary receives Shares of Company stock in connection with an Option exercise. Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Affiliate to terminate your employment or service at any time.

8. STOCK RESERVE. The Company shall at all times during the term of this Agreement reserve and keep available a sufficient number of Shares to satisfy the requirements of this Agreement.

9. RESTRICTIONS ON TRANSFER AND PLEDGE. You may not pledge, encumber, transfer or hypothecate your rights or interests in the Option to or in favor of any party other than the Company or an Affiliate, and your Option may not become subject to any lien, obligation, or liability to any other party other than the Company or an Affiliate. You may not transfer or assign the Option, other than by will or the laws of descent and distribution or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code as applied to an Option under the Plan; provided, however, that the Committee may (but need not) permit other transfers. Only you or a permitted transferee may exercise the Option during your lifetime.

10. PLAN CONTROLS. The terms of the Plan are incorporated into and made a part of this Agreement. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall control.

11. SUCCESSORS. This Agreement will be binding upon any successor to the Company, in accordance with the terms of the Agreement and the Plan.

12. SEVERABILITY. If any provision of this Agreement is invalid, illegal or unenforceable, the other provisions of the Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision was never included in the Agreement.


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13.      NOTICE. Notices and communications under this Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

                        Ottawa Savings Bancorp, Inc.
                        925 La Salle Street
                        Ottawa, IL  61350
                        Attn: Compensation Committee of the Board of Directors c/o Human Resources Department

         or any other address designated by the Company in a written notice to you. The Company will direct notices to you at your address as then currently on file with the Company, or at any other address that you provide in a written notice to the Company.



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